September 9, 2008

To all members:

Sunday’s announcement by the U.S. Treasury and our new regulator, the Federal Housing Finance Agency (FHFA), was primarily about Fannie Mae and Freddie Mac being put into conservatorship. Also included was notice that the Treasury is creating a backstop secured credit facility for the housing GSEs, including Federal Home Loan Banks. The inclusion of the FHLBanks in this credit facility provides assurance to our investors, our members and other constituents that the FHLBanks have the same level of financial support from Treasury as the other GSEs, as provided in the Housing and Economic Recovery Act of 2008.

Today, FHLBank Pittsburgh and the other 11 FHLBanks each entered into Lending Agreements with the Treasury in connection with the establishment of this credit facility and filed an 8-K with the SEC. As we execute this Agreement – which we hope will be a positive step to help return borrowing costs to more typical levels, calm markets and generally help American communities – I want to be clear on several points:

•	While indicating unease about the housing and mortgage markets, the Treasury’s actions should not cause concern about the current strength or continued viability of FHLBank Pittsburgh or the FHLBank System. Unlike Fannie Mae and Freddie Mac, we are cooperatively owned by our members. Our cooperative structure is “self-capitalizing”; it provides the capital to support growth.

•	It is unlikely we will use the facility. We have demonstrated over the past year of market disruption that we are positioned to meet the liquidity and funding needs of our members. Simply put, we do not foresee a need for the money.

•	The new arrangement with the Treasury, should we ever use it, would have no impact on you as a member of FHLBank Pittsburgh. Just as your pledge of collateral to us has no impact on your customers, our pledge of advances as collateral to the Treasury would have no impact on you.

•	We are hopeful that this action by the Treasury and FHFA will calm the markets. Despite vastly different business models and performance results between the FHLBanks and the other GSEs, there’s no question that the situation with Fannie Mae and Freddie Mac, and the attendant media attention, has had a spillover effect on FHLBank debt. Restoring confidence and calm to the marketplace would be beneficial to all.

We are pleased that the Treasury has created this backstop facility to support stability and market access. We are confident that we will continue to perform our vital role in supporting you, our member institutions, as you serve the communities in our region.

Sincerely,

John R. Price
President and Chief Executive Officer

The information contained herein includes statements reflecting assumptions, expectations, projections, intentions or beliefs about future events, including plans to not access funding under the Agreement, that are intended as “forward-looking statements.” These statements involve known and unknown risks, uncertainties, and other factors, many of which may be beyond the Bank’s control and which may cause the Bank’s actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the forward-looking statements. The forward-looking statements may not be realized due to a variety of factors, including, without limitation: legislative and regulatory actions or changes; future economic and market conditions; changes in demand for advances or consolidated obligations of the Bank and/or the FHLBank System; changes in interest rates; political, national and world events; and adverse developments or events affecting or involving other Federal Home Loan Banks, GSEs or the FHLBank System in general. Additional factors that might cause the Bank’s results to differ from these forward-looking statements are provided in detail in the Bank’s filings with the Securities and Exchange Commission, which are available at www.sec.gov.

All written or oral statements that are made by or are attributable to the Bank are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. The Bank has no obligation and does not undertake publicly to update, revise, or correct any of the forward-looking statements after the date of this current report, whether as a result of new information, future events, or otherwise.